UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 2, 2009

Date of Report (Date of earliest event reported)

ZYMOGENETICS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-33489	91-1144498
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Eastlake Avenue East Seattle, Washington	98102-3702
(Address of principal executive offices)	(Zip Code)

(206) 442-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 2, 2009, King Pharmaceuticals, Inc., Monarch Pharmaceuticals, Inc., King Pharmaceuticals Research and Development, Inc., and GenTrac, Inc., or, collectively, King, filed suit against us in the United States District Court for the Eastern District of Tennessee, naming as defendants ZymoGenetics, Inc. and fifty unnamed individuals. King alleges that we have engaged in unfair competition, false advertising, trademark infringement, and related claims under federal law and Tennessee state law. King seeks various forms of relief, including damages and injunctive relief precluding us from making certain representations regarding King’s products and our RECOTHROM product. King also filed motions with the District Court seeking temporary restraining orders and preliminary injunctive relief. On November 3, 2009, following a hearing in which ZymoGenetics did not have an opportunity to participate, the Court entered three Temporary Restraining Orders, or TROs, temporarily prohibiting us from engaging in certain marketing or promotional conduct related to RECOTHROM. We are seeking immediate relief from the Court to vacate the TROs, and we will seek an immediate hearing on this motion. A hearing on King’s motions for preliminary injunctive relief is scheduled for November 16, 2009, and we will oppose King’s request for preliminary injunctive relief at that hearing. In the interim, we are taking steps to comply with the TROs while they remain in effect. We dispute the allegations of wrongdoing in King’s complaint and intend to vigorously defend ourselves in this matter, including opposing King’s motions for preliminary injunctive relief.

We currently believe that this litigation will not have a material adverse effect on our financial condition, our results of operation, or our cash flows. However, litigation is subject to inherent uncertainties and the actual cost and the distraction from the conduct of our business, as well as the ultimate outcome, will depend upon many unknown factors and our view of these may change in the future.

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current expectations of the management of ZymoGenetics. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Our actual results and the outcome of events may differ materially from those expressed in or implied by the forward-looking statements because of risks associated with this litigation, including the possibility of being subject to significant monetary damages or judicially-mandated changes in our business, and other risks detailed in the company’s public filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent Quarterly Reports on Form 10-Q. Except as required by law, we undertake no obligation to update any forward-looking or other statements in this current report on Form 8-K, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYMOGENETICS, INC.

Date: November 3, 2009	By:	/s/ A. DEMAREST ALLEN
A. Demarest Allen
Vice President, Law and Compliance